Exhibit 21


SUBSIDIARIES OF THE REGISTRANT                         PLACE OF INCORPORATION
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Maverick Tube International, Inc.                      Barbados

Maverick Tube L.P.                                     Delaware

Maverick Investment Corporation                        Delaware

Maverick GP, Inc.                                      Delaware

Maverick C&P, Inc.                                     Delaware

Maverick Tube (Canada) Inc.                            Alberta

Maverick Exchangeco (Nova Scotia) ULC                  Nova Scotia

Prudential Steel Ltd.                                  Alberta

Precision Tube Holding Corporation                     Delaware

Precision Tube Technology, L.P.                        Texas

Precision GP, LLC                                      Delaware

Precision Tube Canada Limited                          Alberta

Precision Tube Technology Limited                      Scotland

SEAC Acquisition LLC                                   Texas

SeaCAT L.P.                                            Texas